EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

I consent to the inclusion in the Prospectus, of which this Registration Statement on Form S-1 is a part, of the report dated April 13, 2017 relative to the financial statements of Success Entertainment Group International, Inc. as of December 31, 2016 and 2015 and for each of the years in the two-year period ended December 31, 2016.

I also consent to the reference to my firm under the caption “Experts” in such Registration Statement.

/s/ Yichien Yeh, CPA

Yichien Yeh, CPA

Oakland Gardens, New York

December 22, 2017